                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Cornerstone Properties Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          ________________________________________________

     (2) Aggregate number of securities to which transaction applies:

          ________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ________________________________________________

     (4) Proposed maximum aggregate value of transaction:

          ________________________________________________


     (5) Total fee paid:

          ________________________________________________


/ /  Fee paid previously with preliminary

MATERIALS:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

         THE FOLLOWING IS THE TEXT OF A COMMUNICATION POSTED ON THE CORNERSTONE PROPERTIES INC. WEBSITE ON MARCH 1, 2000.

                                    * * * * *

Special Meeting

Cornerstone Properties will conduct a Special Meeting of Shareholders in connection with its pending merger with Equity Office Properties Trust, which was announced on February 11, 2000. The timing of the Special Meeting cannot be determined at this time, but is anticipated to be held within 60 days after the joint proxy statement/prospectus relating to the merger is mailed to shareholders. The mailing date for the joint proxy statement/prospectus will be contingent upon, among other things, the SEC review process.

Investors should read the joint proxy statement/prospectus regarding the merger when it becomes available because it will contain important information. Investors may obtain a free copy of the joint proxy statement/prospectus when it is available from this website, or from the SEC website HTTP://WWW.SEC.GOV/. The joint proxy statement/prospectus may also be obtained for free by directing a request to Cornerstone Properties Inc., Tower 56, 126 East 26th Street, New York, NY 10022, Attn: Corporate Secretary, telephone: (212) 605-7100.

The identity of persons who, under SEC rules, may be considered "participants in the solicitation" in connection with the proposed merger, and a description of their ownership interests in Cornerstone, is available in a filing on Schedule 14A made by Cornerstone on February 18, 2000, and available on the SEC website or at the address above.